UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 13, 2020

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2020, Extra Space Storage Inc. (the “Company”) announced that James Overturf will retire as the Company’s Chief Marketing Officer, effective June 30, 2020.

The Company also announced that, in connection with Mr. Overturf’s planned retirement, the Company’s board of directors selected Samrat Sondhi, 45, to succeed Mr. Overturn as the Company’s Chief Marketing Officer, effective June 30 2020. Mr. Sondhi has served as the Company’s Chief Operations Officer since January 2014 and a member of the Company’s senior management team since 2008 and has been with the Company since 2003. He has served in various roles including Divisional Vice President, covering core markets across the United States, and Senior Vice President Revenue Management, playing a key role in the evolution of pricing strategy and execution for the self-storage industry. Prior to joining the Company, Mr. Sondhi served as the Vice President Revenue Management for Storage USA for two years. Prior to joining Storage USA, Mr. Sondhi worked as a consultant with Deloitte Consulting from 2001 to 2002. Mr. Sondhi holds an M.B.A. degree from Carnegie Mellon University and a B.S. in electronics from Pune University, India.

Mr. Sondhi’s annual base salary will continue to be $410,000 following his appointment as the Company’s Chief Marketing Officer. In addition, he will remain eligible for an annual bonus, equity awards and other employee benefits in accordance with the Company’s executive compensation program.

In addition, in connection with Mr. Sondhi’s promotion to Chief Marketing Officer, the Company’s board of directors selected Matthew Herrington, 39, to succeed Mr. Sondhi as the Company’s Chief Operating Officer, effective June 30 2020. Mr. Herrington has served as the Company’s Senior Vice President of Operations since May 2015 and has been with the Company since 2007. He has served in various roles including Divisional Vice President from September 2013 to April 2015, covering core markets across the United States, and Senior District Manager. Mr. Herrington holds an M.S. in Management from Baker University and a B.A. in Business Administration from the University of Nebraska - Kearney.

Mr. Herrington’s annual base salary will be increased to $325,000 following his appointment as the Company’s Chief Operating Officer. In addition, he will remain eligible for an annual bonus, equity awards and other employee benefits in accordance with the Company’s executive compensation program.

Item 7.01.	Regulation FD Disclosure.

On March 13, 2020, the Company issued a press release announcing Mr. Overturf’s planned retirement, Mr. Sondhi’s appointment as the Company’s Chief Marketing Officer, effective June 30, 2020 and Mr. Herrington’s appointment as the Company’s Chief Operating Officer, effective June 30, 2020. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this current report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 13, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: March 16, 2020	By	/s/ Gwyn McNeal
	Name:	Gwyn McNeal
	Title:	Executive Vice President and Chief Legal Officer